UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                     FORM 8-K/A
                                   AMENDMENT NO. 1
                                         to
                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                                  September 8, 1997
                                  (Date of Report)

                                    July 2, 1997
                          (Date of earliest event reported)

                              ANALYTICAL SURVEYS, INC.
               (Exact name of registrant as specified in its charter)

                                      COLORADO
                              (State of incorporation)

                                       0-13111
                              (Commission File Number)

                                     084-846389
                          (IRS Employer Identification No.)

                                 1935 Jamboree Drive
                          Colorado Springs, Colorado  80920
                      (Address of principal executive offices)

                                   (719)-593-0093
                           (Registrant's telephone number)


          Item 7.   Financial Statements and Exhibits

          Analytical Surveys, Inc. (the "Company") acquired the outstanding stock of MSE Corporation, Inc., 941 Meridian Street, Indianapolis, Indiana on July 2, 1997. The Company filed a Current Report on form 8-K dated July 2, 1997 to report the transaction. This amendment number 1 to Current Report on Form 8-K dated July 2, 1997 presents the audited financial statements of MSE Corporation for the two years ended December 31, 1996 and unaudited pro forma financial information.





Item 7.   Financial Statements and Exhibits (continued)
     (a)  AUDITED FINANCIAL STATEMENTS

                                 MSE Corporation


                              Financial Statements
                           December 31, 1996 and 1995

                                 MSE Corporation
                                Table of Contents
                                                                        Page
- --------------------------------------------------------------------------------

Independent Auditor's Report                                             1

Financial Statements

   Statement of income and retained earnings                             2

   Balance sheet                                                         3

   Statement of cash flows                                               4

   Notes to financial statements                                         5


                                       (2)

                          Independent Auditor's Report


Board of Directors
MSE Corporation
Indianapolis, Indiana


     We have audited the accompanying balance sheet of MSE Corporation as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of MSE Corporation at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Geo. S. Olive & Co. LLC


Indianapolis, Indiana
February 14, 1997

                                 MSE Corporation

                    Statement of Income and Retained Earnings

Year Ended December 31                                       1996           1995
- --------------------------------------------------------------------------------

Revenue ....................................     $ 22,527,047      $ 18,257,081
                                                 ------------      ------------

Operating Expenses
   Salaries, wages and fringe benefits .....       12,144,938         9,857,916
   Deferred compensation ...................          425,342           331,312
   Facilities expense ......................        1,543,526         1,367,849
   Depreciation and amortization ...........        1,179,251           734,751
   Sub-contract expenses ...................        2,255,851         1,066,666
   Supplies ................................          605,537           632,735
   Bad debt expense ........................           98,214            74,092
   Other administrative expenses ...........        2,402,119         2,096,559
                                                    ---------         ---------
                                                   20,654,778        16,161,880
                                                   ----------        ----------

Operating Income ...........................        1,872,269         2,095,201
                                                    ---------         ---------
Other Income (Expense)
   Interest expense ........................         (251,573)         (263,646)
   Interest income .........................           17,667             8,732
   Gain (loss) on sale of assets ...........             (778)           18,354
                                                         ----            ------
                                                     (234,684)         (236,560)
                                                     --------          --------

Net Income .................................        1,637,585         1,858,641

Retained Earnings, Beginning of Year .......        7,337,075         5,835,387
                                                    ---------         ---------
                                                    8,974,660         7,694,028
   Dividends declared and paid .............         (277,370)         (356,953)
                                                     --------          --------

Retained Earnings, End of Year .............     $  8,697,290      $  7,337,075
                                                 ============      ============

See notes to financial statements

                                 MSE Corporation
                                  Balance Sheet

December 31                                               1996              1995
- --------------------------------------------------------------------------------
                                     Assets

Current Assets
   Cash .........................................   $   103,151   $    51,591
   Trade accounts receivable     ................
     Billed-net of allowance for doubtful .......
       accounts of $195,000 and $201,000 ........     4,600,768     4,335,301
     Unbilled ...................................     5,230,568     2,821,597
                                                      ---------     ---------
                                                      9,831,336     7,156,898
   Accounts and notes receivable -
     related parties ............................       622,297       844,570
   Notes receivable .............................        16,176        19,398

   Other current assets .........................        56,331        80,243
                                                         ------        ------
          Total current assets ...................    10,629,291     8,152,700
                                                      ----------     ---------

Property and Equipment ...........................     1,675,507     1,499,867
                                                       ---------     ---------

Other Assets

   Accounts receivable--long-term portion--
     net of allowance for doubtful accounts of
     $57,000 ....................................        122,562           --
   Notes receivable-long-term portion ............        17,750        11,532
   Accounts and notes receivable-related .........
     party-long-term portion .....................     1,379,399     1,087,095


   Product development costs-net of ..............

     amortization of $705,482 and $201,531 .......     1,068,541     1,315,569
   Other .........................................        16,123        12,684
                                                          ------        ------

                                                       2,604,375     2,426,880
                                                     -----------   -----------
                                                     $14,909,173   $12,079,447
                                                     ===========   ===========

See notes to financial statements.


                      Liabilities and Stockholder's Equity

Current Liabilities
Notes payable, bank ..............................   $ 2,363,000   $ 1,764,000
Current maturities of long-term debt .............       332,967       702,249
Accounts payable-trade ...........................     1,112,167       708,545
Employee payroll withholdings ....................        80,925        83,610
Deferred income ..................................            --        13,455

Accrued expenses
    Payroll ......................................       455,387       310,871
    Interest .....................................        21,185        30,791
    Taxes-other than income taxes ................        88,563        76,158
                                                          ------        ------
Total current liabilities ........................     4,454,194     3,689,679
                                                       ---------     ---------


Long-Term Debt-net of current maturities .........       554,654       275,000
                                                         -------       -------

Other Long-Term Liability-
deferred compensation ............................     1,202,035       776,693
                                                       ---------       -------
Stockholder's Equity
Common stock, without par value
Authorized-1,000,000 shares
Issued-100,000 shares ............................         1,000         1,000
Retained earnings ................................     8,697,290     7,337,075
                                                       ---------     ---------
                                                       8,698,290     7,338,075


                                                     $14,909,173   $12,079,447
                                                     ===========   ===========

See notes to financial statements.

                                 MSE Corporation

                             Statement of Cash Flows

Year Ended December 31                                              1996            1995
- ----------------------------------------------------------------------------------------
Operating Activities
   Net income .............................................   $ 1,637,585    $ 1,858,641
   Adjustments to reconcile net income to net cash provided
     by operating activities
     Depreciation and amortization ........................     1,179,251        734,751
     Provision for doubtful accounts and notes receivable .        98,214         74,092
     Gain (loss) on sale of assets ........................           778        (18,354)
     Deferred compensation ................................       425,342        331,312
     Changes in
       Trade accounts receivable ..........................    (2,895,214)    (1,967,798)
       Accounts and notes receivable-related parties ......        72,273       (719,366)
       Other current assets ...............................        23,912        115,394
       Accounts payable-trade .............................       403,622        246,715
       Employee payroll withholdings ......................        (2,685)       (66,293)
       Accrued expenses and deferred income ...............       133,860         53,873
                                                                  -------         ------
         Net cash provided by operating activities ........     1,076,938        642,967
                                                                ---------        -------
Investing Activities
   Purchases of property and equipment ....................      (518,410)      (331,075)
   Proceeds from sale of property and equipment ...........        23,719          4,600
   Payments received on notes receivable ..................        61,301         51,775
   Additions to notes receivable ..........................      (206,601)
   Increase in product development costs ..................      (256,923)      (785,838)
   Increase in other assets ...............................        (3,439)        (1,932)
                                                                   ------         ------
         Net cash used by investing activities ............      (900,353)    (1,062,470)
                                                                 --------     ----------

Financing Activities
   Net increase in notes payable, bank ....................       599,000      1,434,000
   Principal payments on long-term debt ...................      (746,655)      (650,505)
   Proceeds from long-term debt ...........................       300,000
   Dividends paid .........................................      (277,370)      (356,953)
                                                                 --------       --------
         Net cash provided (used) by financing activities .      (125,025)       426,542
                                                                 --------        -------

Increase in Cash ..........................................        51,560          7,039

Cash, Beginning of Year ...................................        51,591         44,552
                                                                   ------         ------

Cash, End of Year .........................................   $   103,151    $    51,591
                                                              ===========    ===========


Supplemental Disclosure
   Interest paid ..........................................   $   244,358    $   240,638
   Capital lease obligations incurred for use of equipment        357,027        344,304

See notes to financial statements

                                 MSE Corporation

                          Notes to Financial Statements


      Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations
     MSE Corporation, the "Company", is headquartered in Indianapolis, Indiana, and primarily performs digital mapping services, consulting, engineering, surveying, and landscape architecture throughout the United States.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Contract Revenue and Cost Recognition
     Profits from contracts are generally recognized by applying percentages of completion for each year to the total estimated profits for the respective contracts. The percentages of completion are determined by relating the extent of service performed to date to the current estimated total of the respective contracts. When the estimate on a contract indicates a loss, the Company's policy is to record the entire loss. The cumulative effect of revisions in estimates of total costs or revenue during the course of the work is reflected in the accounting period in which the facts that caused the revision first become known. An amount equal to the costs attributable to unapproved contract addons is included in the total estimated revenue when realization is probable. Because of the inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used could change in the near term. Unbilled trade accounts receivable are fees earned but unbilled at year end.

Bad Debts
The Company uses the reserve method of accounting for bad debts on receivables.

Property and Equipment
     Property and equipment are carried at cost. Depreciation and amortization are computed on both the straight-line and accelerated methods over the estimated useful lives of the assets.

Product Development Costs
     Certain internal software development costs incurred after technological feasibility has been demonstrated and which meet recoverability tests, are capitalized. In addition, certain other product development costs which include both digital imagery data production costs and purchased materials and software are also capitalized. These costs are amortized over the estimated economic life of the product, generally 3 years on a straight-line basis or the ratio of current revenue to the total of current and anticipated future revenue, whichever method results in the greater amount of expense. Amortization expense totaled $503,951 and $142,922 for 1996 and 1995.

     Revenue on the sale of developed  products is  recognized  upon delivery of
the  product.   Revenue  from  updates  and  support  service  subscriptions  is recognized over the period earned.

MSE Corporation
Notes to Financial Statements


Self Insurance
     The Company has elected to act as a self-insurer for certain costs related to employee health and accident benefit programs. Costs resulting from non-insured losses are charged to income when incurred. The Company has purchased insurance which limits its exposure for individual claims and which limits its aggregate exposure to $300,000.


      Property and Equipment

Property and equipment consist of the following:

December 31                                                1996             1995
- --------------------------------------------------------------------------------

Computer-aided design and mapping equipment ....    $ 3,758,517     $ 4,220,015
Survey equipment ...............................        216,386         263,348
Vehicles .......................................        113,779          74,899
Office furniture and equipment .................        775,669         752,757
Leasehold improvements .........................        440,970         210,753
                                                     ----------     -----------
         Total cost ............................      5,125,321       5,521,772
Accumulated depreciation and amortization ......     (3,449,814)     (4,021,905)
                                                     ----------      ----------

                                                    $ 1,675,507     $ 1,499,867
                                                    ===========     ===========


      Note Payable-Bank

     The Company has a $3,000,000 revolving credit agreement which expires May 1, 1997. The line is secured by substantially all of the Company's assets. In addition, $750,000 of the line of credit is secured by a personal guarantee of the Company's sole stockholder. Interest is charged on the line at the bank's prime rate which was 8.25% on December 31, 1996 and is payable monthly. As of December 31, 1996 and 1995, there was $2,363,000 and $1,764,000 in borrowings outstanding against this line.


      Long-Term Debt

Long-term debt consists of the following:

December 31                                                                                   1996         1995
- ----------------------------------------------------------------------------------------------------------------

Installment note payable--bank; payable in monthly installments of $44,800 principle with interest at 8.25%, due on February 1, 1997, collateralized by substantially all
   of the Company's assets ............................................................   $  88,666    $ 625,000
Installment note payable--bank; payable in monthly installments of $6,131 principle with interest at 8.25% due on June 1, 2001, collateralized by substantially all of
   the Company's assets ...............................................................     275,763
Obligations under capital leases ......................................................     523,192      352,249
                                                                                            -------      -------
                                                                                            887,621      977,249
   Current maturities .................................................................    (332,967)    (702,249)
                                                                                           --------     --------


                                                                                          $ 554,654    $ 275,000
                                                                                          =========    =========

MSE Corporation
Notes to Financial Statements


The aggregate maturities of long-term debt are as follows:

Years Ending December 31
- ----------------------------------------------------------------------------------------------------------------------------

     1997                                                  $332,967
     1998                                                   199,464
     1999                                                   151,430
     2000                                                   155,163
     2001                                                    48,597
     ----                                                    ------

                                                           $887,621
                                                           ========

      Leases

     The Company leases office space and equipment under several lease agreements expiring through 2000. The Company's headquarters facilities are leased from MSE Realty, LLC, an affiliated company, under an operating lease which expires December 31, 2000. Building and equipment lease rental expense was $1,922,791 and $1,629,223 during the years ended December 31, 1996 and 1995, respectively. The Company has guaranteed the repayment of the mortgage loan that MSE Realty, LLC has on the facilities it leases to the Company. As of December 31, 1996 and 1995, the mortgage was $2,774,428 and $3,249,744.

     The Company is obligated under various capital leases for computer-aided design and mapping equipment. At December 31, 1996 and 1995, the gross amounts of equipment and related accumulated amortization recorded under capital leases were as follows:

December 31                                                 1996            1995
- --------------------------------------------------------------------------------
Computer-aided design and mapping equipment ......     $ 848,199      $ 491,173

Accumulated amortization .........................      (257,733)      (114,874)
                                                        --------       --------

                                                       $ 590,466      $ 376,299
                                                       =========      =========


     Amortization   of  assets  held  under  capital  leases  is  included  with depreciation expense.

MSE Corporation

Notes to Financial Statements


Future minimum lease commitments under noncancelable leases and the building lease are as follows:

                                                          Capital               Operating Leases
                                                                       ------------------------------------
Years Ending December 31                                   Lease           Building         Equipment           Total
- ----------------------------------------------------------------------------------------------------------------------------
1997                                                        $228,600        $1,320,000         $527,991        $2,076,591
1998                                                         164,482         1,320,000          385,292         1,869,774
1999                                                         102,036         1,320,000          128,784         1,550,820
2000                                                          92,596           132,000              393         1,412,989
2001                                                          12,993                                               12,993
                                                     -------------------
                                                             600,707
Amount representing interest                                 (77,515)
                                                     ===================

Present value of net minimum lease payments                 $523,192
                                                     ===================


      Income Tax Status

     Effective January 1, 1987, the Company elected to be classified as an S Corporation under the Internal Revenue Code. Such corporations are not subject to federal and state income taxes and, accordingly, no provision for federal or state taxes on income is required for the years ended December 31, 1996 and 1995. Under the election, the stockholder must include the Company's taxable income in his personal income tax return, whether or not distributed as dividends. The election continues unless the Company becomes disqualified or until the election is revoked.

     The Company files its income tax returns and reports its taxable income on the cash basis. As of December 31, 1996, temporary differences relating to differences between financial statement and taxable income aggregate approximately $7,802,600 for which deferred income taxes would have to be provided in the financial statements if the election were revoked.

     The Company elected to be an S Corporation prior to December 31, 1986 and is therefore not subject to the built-in gains tax on the sale of any of its assets.


      Contingencies

     The Company is involved in various lawsuits and is subject to certain claims which arise in the normal course of business. In management's opinion, any uninsured liability resulting from such litigation would not have a materially adverse effect on its operations or financial position.

MSE Corporation
Notes to Financial Statements


      Retirement and Employee Benefit Plans

     The Company has a wage-deferral plan qualified under Section 401(k) of the Internal Revenue Code that covers all eligible employees. The Company will make a matching contribution of 25% of an employee's first 4% of compensation which is contributed into the plan. Company contributions to this plan were $64,286 and $52,439 for 1996 and 1995, respectively.

     Effective January 1, 1988, the Company adopted a non-qualified deferred compensation plan for certain of its key management personnel. Under this plan, the Board of Directors has established certain criteria for the employees to be eligible to participate in the equity growth of the Company without becoming stockholders. Annual expense will be charged to operations each year as the amount deferred is vested by the participant. The deferred compensation expense was $425,342 and $331,312 for 1996 and 1995.


      Related Parties

     The Company provides professional services to several associated companies. An associated company is any company in which MSE Corporation and/or its sole stockholder exercises common control or influence.

MSE Corporation

Notes to Financial Statements


The following is a summary of the related party balances:

                                                                           Phillips  Preserve                 Other
                                 SCM Real    SCM       Sycamore    MSE      Design      at        MSE Sole    Assoc.
                                  Estate  Kensington   Springs  Realty,LLC Group,LLC Fall Creek Stockholder   Co.      Total
- ----------------------------------------------------------------------------------------------------------------------------------

December 31, 1996
   Accounts  and notes
     receivable-related party
(current) Accounts and notes    $160,000       --     $ 54,425       --     $43,150   $124,613   $186,625   $53,484   $  622,297

     receivable-related party    393,617   $605,996       --     $323,802      --         --       49,579     6,405    1,379,399
      (long-term)               --------   --------   --------   --------   -------   --------     ------     -----    ---------

                                $553,617   $605,996   $ 54,425   $323,802   $43,150   $124,613   $236,204   $59,889   $2,001,696
                                ========   ========   ========   ========   =======   ========   ========   =======   ==========

Year Ended December 31, 1996
   Service revenue  ...         $ 19,732   $108,292   $646,341       --        --     $188,159       --     $43,838   $1,006,362

   Interest income ...........       433       --         --     $    482      --     $ 12,401       --      13,316
   Accounting fees ...........      --         --         --        5,688      --         --         --        --         5,688
                                 --------   --------   -------    -------        --   --------     ------    ------  ----------
                                   20,165    108,292    646,341  $  6,170         0   $188,159     12,401    43,838  $1,025,366
                                 ========   ========   ========   =======        ==   ========     ======    ======  ==========
December 31, 1995
   Accounts and notes
     receivable-related party
     (current)                  $320,161   $122,170   $162,005   $194,957      --         --     $ 43,847   $ 1,430   $  844,570

   Accounts and notes
     receivable-related party    351,311    639,581       --         --        --         --       96,203      --      1,087,095
     (long-term)                 -------    -------   --------   --------   -------   --------    -------   -------    ---------



                                $671,472   $761,751   $162,005   $194,957   $     0   $      0   $140,050   $ 1,430   $1,931,665
                                ========   ========   ========   ========   =======   ========   ========   =======   ==========

Year Ended December 31, 1995
   Service revenue .....        $261,497   $122,171   $224,018       --        --         --         --     $ 1,430   $  609,116
   Interest income .....             467       --         --         --        --         --     $  9,639      --         10,106
   Accounting fees .....            --         --         --     $  3,060      --         --         --        --          3,060
                                 -------   --------   --------   --------   -------   --------   --------   -------      -------


                                $261,964   $122,171   $224,018   $  3,060   $     0   $      0   $  9,639   $ 1,430   $  622,282
                                 =======   ========   ========   ========   =======   ========   ========   =======      =======

MSE Corporation
Notes to Financial Statements


      Major Customers

     For 1996, there were sales to one major customer that amounted to approximately 14% of total revenue. For 1995, there were sales to one major customer that amounted to approximately 13% of total revenue. A major customer is defined as a customer that accounts for more than 10% of a company's net sales. Trade receivables billed and unbilled receivables from major customers at December 31, 1996, were $1,010,455 and $1,456,433.

                    END OF AUDITED FINANCIAL STATEMENTS





Item 7.   Financial Statements and Exhibits (continued)
     (b)  PRO FORMA FINANCIAL INFORMATION

             ANALYTICAL SURVEYS, INC.
             UNAUDITED PRO FORMA BALANCE SHEET
             As of June 30, 1997                      (000's)

                                             Analy-    MSE        Pro        Pro
                                             tical     Corp       Forma     Forma
                                            Surveys               Adj      Combined
          Assets

          Cash                           $   2,402      1,847       133  (a)  4,382
          Accounts receivable                5,632      4,184                 9,816
          Revenue in excess
                 of billing                 10,214      7,537                17,751
          Prepaid expenses                     417        342                   759
          Prepaid income taxes                 129                              129
          Deferred income taxes                137                              137
                                            ------     ------    ------      ------
          Total current assets              18,931     13,910       133      32,974
                                            ------     ------    ------      ------

          Property and equipment (net)       2,349      1,500                 3,849

          Goodwill                           2,729         54     9,542  (a) 12,325
          Deferred income taxes                 15                               15
          Other assets                          40        839        63  (a)    942
                                            ------     ------    ------      ------
          Total assets                   $  24,064     16,303     9,738      50,105
                                            ======     ======    ======      ======


          Liabilities and Stockholders' Equity

          Notes payable to bank          $       -      3,000                 3,000
          Current portion of
           long term debt                    1,327        172     1,564  (a)  3,063
          Billings in excess of
           costs and revenue                   667         83                   750
          Accounts payable                   2,733      1,471                 4,204
          Accrued Payroll
           and benefits                      1,372        981                 2,353
                                            ------     ------    ------      ------
          Total current liabilities          6,099      5,707     1,564      13,370
                                            ------     ------    ------      ------

          Deferred compensation                 70        269                   339
          Long term debt                     3,713        252    10,936  (a) 14,901
                                            ------     ------    ------      ------
          Total liabilities                  9,882      6,228    12,500      28,610
                                            ------     ------    ------      ------

          Common stock                       7,019        136     7,177      14,332
          Treasury stock                      (125)                            (125)
          Retained earnings                  7,288      9,939    (9,939)      7,288
                                            ------     ------    ------      ------
          Total equity                      14,182     10,075    (2,762)     21,495
                                            ------     ------     -----      ------
          Total liabilities and
           equity                        $  24,064     16,303     9,738      50,105
                                            ======     ======    ======      ======

             ANALYTICAL SURVEYS, INC.
             UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
             Pro Forma Year ended September 30, 1996

                                             (000's except per share amounts)

                                             Analy-    MSE        Pro        Pro
                                             tical     Corp.      Forma     Forma
                                            Surveys                Adj     Combined

          Sales                         $   22,669    22,527                 45,196
                                            ------    ------                 ------

          Salaries                          10,501    12,570                 23,071
          Subcontractors                     3,898     2,256                  6,154
          General and administration         3,681     4,650                  8,331
          Depreciation and
                amortization                 1,184     1,179        636  (b)  2,999
                                            ------    ------      -----      ------
          Total costs and expenses          19,264    20,655        636      40,555
                                            ------    ------      -----      ------
          Operating income                   3,405     1,872       (636)      4,641
                                            ------    ------      -----      ------
          Other income (expense)
             Interest (expense)               (351)     (234)      (945) (b) (1,530)
             Other income  (net)                12        (1)                    11
                                            ------     -----      -----      ------
          Total other income (expense)        (339)     (235)      (945)     (1,519)
                                            ------     -----      -----      ------
          Net income before tax              3,066     1,637     (1,581)      3,122
          Income taxes                       1,153                   21  (c)  1,174
                                            ------    ------      -----      ------
          Net income                    $    1,913     1,637     (1,602)      1,948
                                            ======    ======      =====      ======

          Earnings per share            $     0.38                             0.33
                                            ======                           ======
          Average shares outstanding         5,033                  925  (d)  5,958
                                            ======                =====      ======



             UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
             Pro Forma Nine Months ended June 30, 1997

                                             (000's except per share amounts)

                                             Analy-    MSE        Pro        Pro
                                             tical     Corp.      Forma     Forma
                                            Surveys                Adj     Combined

          Sales                         $   24,643    20,689                 45,332
                                            ------    ------                 ------

          Salaries                          11,524     9,883                 21,407
          Subcontractors                     4,419     3,364                  7,783
          General and administration         4,029     3,880                  7,909
          Depreciation and
                amortization                   973       934        477  (b)  2,384
                                            ------    ------      -----      ------
          Total costs and expenses          20,945    18,061        477      39,483
                                            ------    ------      -----      ------
          Operating income                   3,698     2,628       (477)      5,849
                                            ------    ------      -----      ------
          Other income (expense)
             Interest (expense)               (382)     (173)      (627) (b) (1,182)
             Other (expense) (net)               8       (18)                   (10)
                                            ------     -----      -----      ------
          Total other income (expense)        (374)     (191)      (627)     (1,192)
                                            ------     -----      -----      ------
          Net income before tax              3,324     2,437     (1,104)      4,657
          Income taxes                       1,267                  470  (c)  1,737
                                             -----    ------      -----      ------

          Net income                   $     2,057     2,437      (1,574)     2,920
                                            ======    ======      ======     ======

          Earnings per share           $      0.39                             0.47
                                            ======                           ======

          Average shares outstanding         5,260                  925  (d)  6,185
                                            ======                =====      ======


              ANALYTICAL SURVEYS, INC.
              NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


          On July 2, 1997, Analytical Surveys, Inc. ("the Company") acquired all of the outstanding stock of MSE Corporation ("MSE"). The transaction was accounted for as a purchase. The unaudited pro forma statements of operations do not purport to be indicative of the results of operations had the acquisition been consummated on October 1, 1995

          The Unaudited Pro Forma Balance sheet as of June 30, 1997 gives effect to the acquisition as if the transaction occurred on June 30, 1997. The Analytical Surveys, Inc. June 30, 1997 unaudited balance sheet was combined with the unaudited balance sheet of MSE as of July 2, 1997, the purchase date. Purchase and pro forma adjustments are described below.

          The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1996 gives effect to the acquisition as if the transaction occurred on October 1, 1995. The historical results of operations of MSE for its fiscal year ended December 31, 1996 were combined with the historical results of operations for the year ended September 30, 1996 of Analytical Surveys, Inc.

          The Unaudited Pro Forma Statement of Operations for the nine months ended June 30, 1996 also gives effect to the acquisition as if the transaction occurred on October 1, 1995. The unaudited results of operations of MSE for its fiscal nine months ended
          July 2, 1997 (net of approximately $200,000 in expenses related to the acquisition) were combined with the unaudited results of operations for the nine months ended June 30, 1997 of Analytical Surveys, Inc.


          Pro forma adjustments:

          The following pro forma adjustments to the combined balance sheet and results of operations are reflected in the pro forma financial statements and are referenced by the letter indicated

                (a) Purchase entry - Balance Sheet

          The pro forma adjustment to reflect the purchase of the operating assets and the assumption of the recorded liabilities. The increase in cash represents the excess of the proceeds of the term loan over the cash required to complete the acquisition. The excess of the value of the consideration paid over the fair market value of the net assets acquired was recorded as goodwill. Goodwill will be amortized over a fifteen year period. Both the current portion of long term debt and the long term debt increased as the result of the new term debt undertaken to provide the cash portion of the consideration paid to the seller. The increase in common stock represents the value of the restricted common stock issued to the seller. The adjustment to eliminate the MSE retained earnings accumulated prior to this acquisition is appropriate for the purchase method of accounting.

                (b) Pro Forma adjustments to Statements of Operations

          The combined historical results of operations were adjusted to reflect the amortization of the increased goodwill and the interest expense incurred on the added term debt.



                (c) Income taxes

          Income tax expenses were adjusted for the affects of the Pro Forma adjustments to Statements of Operations as described above plus the income tax effects of MSE's operations. MSE was not required to pay income taxes prior to this acquisition as it was operated as a "subchapter S corporation". MSE's operations will be included in the Company's consolidated income tax returns.


                (d) Average Common Stock Outstanding

          The number of shares outstanding were increased to reflect the shares issued to the seller and earnings per share were calculated using the increased number of shares outstanding.

                                    SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Analytical Surveys, Inc.



              Date: September 9, 1997    by: /s/ Scott C. Benger
                    -----------------        Secretary/Treasurer